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                                                        EXHIBIT 21

                                              SUBSIDIARIES OF THE REGISTRANT


             Parent Company                       Subsidiary Company                  State of Incorporation
             --------------                       ------------------                  ----------------------

      Webster City Federal Bancorp        Webster City Federal Savings Bank                    Iowa

   Webster City Federal Savings Bank           WCF Service Corporation                         Iowa

        Webster City Federal Bancorp          Security Title & Abstract                        Iowa
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